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                                                                      EXHIBIT 11



            AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES

                        COMPUTATIONS OF LOSS PER SHARE

                                (in thousands)


                                            For the Year Ended
                              -------------------------------------------------
                              July 31, 1997     July 31, 1998     July 31, 1999
                              -------------------------------------------------
COMPUTATION OF BASIC LOSS
  PER SHARE
     Net loss                     ($4,695)           ($5,094)          ($7,591)
                               ==========         ==========        ==========

WEIGHED AVERAGE NUMBER OF
  SHARES COMMON STOCK
  OUTSTANDING                      26,807             41,093            47,467
                               ==========         ==========        ==========

BASIC LOSS PER COMMON SHARE        ($0.18)            ($0.12)           ($0.16)
                               ==========         ==========        ==========

COMPUTATION OF DILUTED LOSS
  PER SHARE

  Net loss                        ($4,695)           ($5,094)          ($7,591)

  Dividends not incurred upon
     assumed conversion of
     convertible preferred
     stock                              0                  0                70

   Interest not incurred
     assumed conversion of
     convertible note                   9                  0                 0
                               ----------         ----------        ----------

  Not loss applicable to
     common stockholders
     used for computation         ($4,686)           ($5,094)          ($7,521)
                               ==========         ==========        ==========

Weighted average number of
  shares of common stock
  outstanding                      26,807             41,093            47,467

Weighted average incremental
  shares outstanding upon
  assumed conversion of
  options and warrants              3,061             10,228             4,272

Weighted average incremental
  shares outstanding upon
  assumed conversion of
  preferred stock                       0                  0               264

Weighted average incremental
  shares outstanding upon assumed
  conversion of convertible note      200                  0                 0
                               ----------         ----------        ----------

WEIGHT AVERAGE COMMON SHARES AND
  COMMON SHAE EQUIVALENTS USED
  FOR COMPUTATION                  30,068             51,321            52,003
                               ==========         ==========        ==========

DILUTED LOSS PER COMMON SHARE
  AND COMMON EQUIVALENT            ($0.16)            ($0.10)           ($0.14)
                               ==========         ==========        ==========